Exhibit 1

JOINT FILING AGREEMENT

This Joint Filing Agreement is entered into as of February 18, 2014, by and among the parties hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the common stock, par value $0.001 per share, of Trevena, Inc., a Delaware corporation, and any amendment thereafter signed by each of the undersigned shall be filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

The execution and filing of this Joint Filing Agreement shall not be construed as an admission that the below-named parties are a group, or have agreed to act as a group.

FOREST LABORATORIES HOLDINGS LIMITED

By:	/s/ Francis I. Perier, Jr.
Name:	Francis I. Perier, Jr.
Title:	Chairman
Date:	February 18, 2014

FOREST LABORATORIES, INC.

By:	/s/ Francis I. Perier, Jr.
Name:	Francis I. Perier, Jr.
Title:	Executive Vice President, Chief Financial Officer
Date:	February 18, 2014

FLI INTERNATIONAL LLC

By:	/s/ Francis I. Perier, Jr.
Name:	Francis I. Perier, Jr.
Title:	President
Date:	February 18, 2014

FL HOLDING C.V.

By:	/s/ Ralph Kleinman
Name:	Ralph Kleinman
Title:	Manager
Date:	February 18, 2014